SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
Washington Mutual, Inc.
(Exact name of registrant as specified in its charter)
Washington
(State of incorporation or organization)
91-1653725
(IRS Employer Identification No.)
1301 Second Avenue
Seattle, WA 98101
(Address of principal executive offices, including zip code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered:	Name of each exchange on which each class is to be registered:

7.75% Series R Non-Cumulative Perpetual Convertible Preferred Stock	New York Stock Exchange, Inc.
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which this form relates: 333-130929
Securities to be Registered Pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrant’s Securities to be Registered.
     The description of the 7.75% Series R Non-Cumulative Perpetual Convertible Preferred Stock, no par value and liquidation preference $1,000 per share (the “Series R Preferred Stock”) of Washington Mutual, Inc., a Washington corporation (the “Registrant”), to be registered hereunder, is contained in the sections captioned (i) “Description of Capital Stock — Preferred Stock” in the Registrant’s Prospectus, dated January 9, 2006, contained in the Registrant’s registration statement on Form S-3 (File No. 333-130929) and (ii) “Description of Series R Preferred Stock” in the Registrant’s Prospectus Supplement dated December 11, 2007, to the Registrant’s Prospectus dated January 9, 2006, and each of those sections is incorporated herein by reference.
     If any additional securities registered hereby are issued, a prospectus supplement relating to such securities will be filed with the Securities and Exchange Commission and will be incorporated herein by reference.

Item 2.	Exhibits.

3.1	Amended and Restated Articles of Incorporation of Washington Mutual, Inc. incorporated herein by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q, filed on August 9, 2007.

3.2
Articles of Amendment to the Amended and Restated Articles of Incorporation of the Registrant, creating a class of Preferred Stock, Series N incorporated herein by reference to the Registrant’s Current Report on Form 8-K, filed October 30, 2007.

3.3	Restated Bylaws of Washington Mutual, Inc. incorporated herein by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K, filed on March 1, 2007.

4.1
Articles of Amendment of the Registrant filed on December 17, 2007 with the Secretary of State of the State of Washington designating the preferences, limitations, voting powers and relative rights of the Series R Preferred Stock.

4.2	Form of certificate representing the Series R Preferred Stock (included in Exhibit 4.1 hereto).

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Washington Mutual, Inc.
	By:	/s/ Robert J. Williams
	Name:	Robert J. Williams
	Title:	Senior Vice President and Treasurer

Date: December 17, 2007

EXHIBIT INDEX

Exhibit No.	Exhibit

3.1	Amended and Restated Articles of Incorporation of Washington Mutual, Inc. incorporated herein by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q, filed on August 9, 2007.

3.2
Articles of Amendment to the Amended and Restated Articles of Incorporation of the Registrant, creating a class of Preferred Stock, Series N incorporated herein by reference to the Registrant’s Current Report on Form 8-K, filed October 30, 2007.

3.3	Restated Bylaws of Washington Mutual, Inc. incorporated herein by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K, filed on March 1, 2007.

4.1
Articles of Amendment of the Registrant filed on December 17, 2007 with the Secretary of State of the State of Washington designating the preferences, limitations, voting powers and relative rights of the Series R Preferred Stock.

4.2	Form of certificate representing the Series R Preferred Stock (included in Exhibit 4.1 hereto).

4